Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com
News Release
Echelon Reports First Quarter 2013 Results
SAN JOSE, Calif., May 2, 2013 – Echelon Corporation (NASDAQ: ELON) today announced financial results for the first quarter ended March 31, 2013.

•	Q1 Revenues: $25.2 million

•	Q1 GAAP Net Loss: $9.2 million; GAAP Net Loss per Share: $0.22

•	Q1 Non-GAAP Net Loss: $1.9 million; Non-GAAP Net Loss per Share: $0.04

“Despite limited visibility in the smart grid market, we made solid progress executing on our strategy and creating a more leveraged financial model,” said Ron Sege, chairman and CEO of Echelon. “Strong pilots in various territories make us optimistic about our prospects as the market returns.”

“During the quarter we also fleshed out plans to reinvest in our foundational technology to broaden the applicability of our control networking platform into new markets created by the Internet of Things. From managing outdoor lighting, to creating integrated building automation systems, to further improving the economics of solid state lighting, our unique platform has the potential to change the way communities of devices communicate and interact.”

Total revenues for the first quarter were $25.2 million, down from $40.3 million in the same period last year. Revenues from Echelon's systems sales, reflecting sales to our utility customers, were $13.3 million for the first quarter, down from $28.7 million in the same period last year. Revenues from Echelon's sub-systems, largely from commercial customers, were $11.9 million in the first quarter, up from $11.6 million a year ago. Included in sub-systems revenues were $1.9 million of sales to Enel in the first quarter compared to $227,000 in the same period last year.

Gross margin in the first quarter of 2013 was 46.8% compared to 42.9% in the first quarter of 2012. Total operating expenses for the quarter were $21.1 million which included two charges of $2.5 million in restructuring charges from last quarter's cost reduction activities and $3.5 million for a legal settlement. While the restructuring charge was anticipated, the legal settlement was attributed to our decision to settle a long-running case with Finmek, an Italian supplier to Enel. Excluding these charges, operating expenses were $15.1 million compared to $19.3 million in the first quarter of 2012.

GAAP net loss for the first quarter was $9.2 million, or $0.22 cents per share, compared to a net loss of $2.6 million, or $0.06 cents per share, in the same period last year. Non-GAAP net loss for the first quarter was $1.9 million, or $0.04 cents per share, compared to a non-GAAP net income of $249,000, or $0.01cents per share for the first quarter of 2012.

Business Outlook

Echelon offers the following guidance for the second quarter of 2013:

•	Total revenues are expected to be between $22.5 million and $25.5 million, with systems and sub-systems revenues accounting for about 50% each.

•	Non-GAAP gross margin is expected to be in a range of 46% to 47%.

•	Stock-based compensation expense is expected to be approximately $1.5 million.

•	Non-GAAP loss per share amounts are expected to range from $0.05 to $0.11, based on a fully diluted weighted average shares outstanding of 43 million.

•	GAAP loss per share is expected to be between $0.08 and $0.14.

•	$2.5 million to $3.0 million additional cash related payments for the Finmek legal settlement and severance payments from previously announced restructuring activities.

For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 2:00 p.m. Pacific/5:00 p.m. Eastern Daylight Savings Time. To access the call, dial 888-771-4371 or 847-585-4405 outside the U.S and provide the confirmation number 34696269. An archived replay of the webcast will be available approximately two hours following the end of the call.
Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor's evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon's operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon's operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

Echelon's management uses certain non-GAAP financial information, namely operating results excluding restructuring charges, the impact of stock-based compensation charges made in accordance with ASC 718 (formerly SFAS 123R), as well as certain other non-routine charges, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon's investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon's business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.
About Echelon Corporation
Echelon Corporation (NASDAQ: ELON) is the world's leading open standard energy control networking company. Echelon technologies connect more than 35 million homes, 300,000 buildings and 100 million devices to the smart grid, and help customers save 20% or more on their energy usage. With more than 20 years of experience in energy control, Echelon delivers a wide range of innovative solutions to commercial and electric utility customers. More information about Echelon can be found at http://www.echelon.com.
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Echelon and the Echelon logo are registered trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.
Risk Factors Regarding Forward-Looking Statements
This press release may contain statements relating to future plans, events or performance, including statements regarding Echelon's potential business in certain geographies; the potential for system and sub-system pilots and deployments to expand; and Echelon's anticipated performance, including revenue and gross margin rates, for the first quarter of 2013. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the continued development and growth of markets for Echelon's products and services; the risk that failure to achieve revenue growth, maintain expense controls or achieve gross margins targets will delay the timeframe for achieving profitability; the risk that global economic conditions will affect our customers' ability to receive regulatory or other approval or financing for system or sub-system-based deployments; risks relating to the timely development of Echelon's products and services, and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Contacts:
Annie Leschin/Vanessa Lehr
StreetSmart Investor Relations
+1 (415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$16,090	$18,876
Short-term investments	42,979	42,979
Accounts receivable, net	15,095	15,725
Inventories	10,549	11,729
Deferred cost of goods sold	962	846
Other current assets	3,160	2,662
Total current assets	88,835	92,817
Property and equipment, net	20,975	21,777
Other long-term assets	8,910	8,989
	$118,720	$123,583
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,817	$8,551
Accrued liabilities	8,244	4,637
Current portion of lease financing obligations	2,094	2,056
Deferred revenues	4,680	4,912
Total current liabilities	22,835	20,156
Long-term liabilities	20,559	19,632
Total stockholders’ equity	75,326	83,795
	$118,720	$123,583

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenues:
Product	$24,250	$39,486
Service	932	847
Total revenues	25,182	40,333
Cost of revenues:
Cost of product (1)	13,078	22,450
Cost of service (1)	328	585
Total cost of revenues	13,406	23,035
Gross profit	11,776	17,298
Operating expenses:
Product development (1)	6,744	8,801
Sales and marketing (1)	4,493	6,157
General and administrative (1)	3,886	4,346
Litigation charges	3,452	—
Restructuring charges	2,522	—
Total operating expenses	21,097	19,304
Income (loss) from operations	(9,321)	(2,006)
Interest and other income (expense), net	284	(264)
Interest expense on lease financing obligations	(321)	(351)
Income (loss) before provision for income taxes	(9,358)	(2,621)
Income tax expense	37	(53)
Net income (loss)	$(9,395)	$(2,568)
Net loss attributable to non controlling interest	148	—
Net income (loss) attributable to Echelon Corporation stockholders	(9,247)	(2,568)
Net income (loss) per share:
Basic	$(0.22)	$(0.06)
Diluted	$(0.22)	$(0.06)
Shares used in computing net income (loss) per share:
Basic	42,929	42,323
Diluted	42,929	42,323
(1) Amounts include stock-based compensation costs as follows:
Cost of product	143	249
Cost of service	15	36
Product development	542	1,045
Sales and marketing	308	661
General and administrative	375	826
Total stock-based compensation expenses	1,383	2,817

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended
	March 31,
	2013	2012
GAAP net income (loss)	(9,247)	(2,568)
Stock-based compensation	1,383	2,817
Litigation charges	3,452	—
Restructuring charges	2,522	—
Total non-GAAP adjustments to earnings from operations	7,357	2,817
Income tax effect of reconciling items	—	—
Non-GAAP net income (loss)	(1,890)	249
Non-GAAP net income (loss) per share:
Diluted	(0.04)	0.01
Shares used in computing net income (loss) per share:
Diluted	42,929	42,323

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Cash flows provided by (used in) operating activities:
Net loss including non controlling interest	$(9,395)	$(2,568)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,058	1,352
Increase in (reduction of) allowance for doubtful accounts	11	(60)
Loss on disposal of fixed assets	3	—
Reduction of (increase in) accrued investment income	(6)	13
Stock-based compensation	1,383	2,817
Change in operating assets and liabilities:
Accounts receivable	609	9,570
Inventories	1,172	(7,267)
Deferred cost of goods sold	(117)	5,433
Other current assets	(514)	1,486
Accounts payable	(809)	(1,915)
Accrued liabilities	5,197	(2,567)
Deferred revenues	(297)	(5,573)
Deferred rent	(9)	(12)
Net cash (used in) provided by operating activities	(1,714)	709

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(12,984)	(24,986)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	12,990	27,982
Change in other long‑term assets	6	(8)
Capital expenditures	(172)	(360)
Net cash provided by (used in) investing activities	(160)	2,628

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations	(503)	(469)
Proceeds from exercise of stock options	—	—
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(17)	(246)
Net cash used in financing activities	(520)	(715)

Effect of exchange rates on cash:	(392)	166
Net increase in cash and cash equivalents	(2,786)	2,788
Cash and cash equivalents:
Beginning of period	18,876	17,658
End of period	$16,090	$20,446